Exhibit 4.32

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of February 12, 2010, among Johnstone Tank Trucking Ltd., a Saskatchewan corporation (“Johnstone”), and Aarcam Propane & Construction Heat Ltd., an Alberta corporation (“Aarcam,” and, together with Johnstone, the “Guaranteeing Subsidiaries”), each a subsidiary of Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), the Company, GEP Midstream Finance Corp., an Alberta corporation (the “Finance Corp.”), the Guarantors (as defined in the Indenture referred to herein), BNY Trust Company of Canada, as collateral agent under the Indenture referred to below and the Collateral Documents, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Finance Corp. and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of May 27, 2009, providing for the issuance of 11.75% First Lien Senior Secured Notes due 2014 (the “Notes”), as supplemented;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein;

WHEREAS, each Guarantor that is organized under the laws of Canada or any province or territory therein has unconditionally guaranteed all of the Company’s obligations under the Notes and the Indenture pursuant to and in accordance with the Guarantee-Subsidiary Guarantors (as amended, amended and restated, supplemented or otherwise modified from time to time), dated as of May 27, 2009 made by Moose Jaw Refinery Partnership, Moose Jaw Refinery ULC, CanWest Propane Partnership, CanWest Propane ULC, MP Energy Partnership, MP Energy ULC, Gibson Energy Partnership, GEP ULC, Link Petroleum Services Ltd., Chief Hauling Contractors ULC, Gibson GCC Inc., Battle River Terminal GP Inc., Battle River Terminal LP and Bridge Creek Trucking Ltd. (the “Guarantee”) in favor of the Trustee and the other Secured Creditors (as defined in the Guarantee); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company, Finance Corp., the Guarantors, the Collateral Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT OF SUBSIDIARIES TO GUARANTEE.  The Guaranteeing Subsidiaries hereby agree to and do hereby provide an unconditional guarantee in accordance with and on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company, Finance Corp., the Guarantors or any Guaranteeing Subsidiaries under the Notes, the Guarantee, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE AND THE COLLATERAL AGENT.  Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Company, Finance Corp. and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 12, 2010
JOHNSTONE TANK TRUCKING LTD.

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance &
Chief Financial Officer

AARCAM PROPANE & CONSTRUCTION HEAT LTD.

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance &
Chief Financial Officer

GIBSON ENERGY ULC

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance &
Chief Financial Officer

GEP MIDSTREAM FINANCE CORP.

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance &
Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance &
Chief Financial Officer

LINK PETROLEUM, INC.

By:	/s/ Richard G. Taylor
Name:	Richard G. Taylor
Title:	Treasurer

GIBSON ENERGY HOLDING ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

CANWEST PROPANE ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

MP ENERGY ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

GEP ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.
By:	/s/ Richard G. Taylor
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC
By:	/s/ Richard G. Taylor
Authorized Signing Officer

GIBSON GCC INC.
By:	/s/ Richard G. Taylor
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.
By:	/s/ Richard G. Taylor
Authorized Signing Officer

BATTLE RIVER TERMINAL GP INC.

By:	/s/ Richard G. Taylor
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.
By:	/s/ Richard G. Taylor
Authorized Signing Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Lici Zhu
	Name:	Lici Zhu
	Title:	Senior Associate

BNY TRUST COMPANY OF CANADA, as Collateral Agent

By:	/s/ Farhan Mir
	Name:	Farhan Mir
	Title:	Authorized Signatory